UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2018

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (850) 671-0300

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On June 28, 2018, 2018, the Board of Directors (the “Board”) of Capital City Bank Group, Inc. (the “Registrant”) appointed Marshall McAllister Criser III as an independent director. Mr. Criser will serve on the Board as a Class III director with a term expiring at the Registrant’s annual meeting of shareowners in 2021.  In connection with Mr. Criser’s appointment to the Board, the Board increased the size of the Board from 10 to 11 directors. Following Mr. Criser’s appointment, there were no vacancies on the Board. There is no arrangement or understanding between Mr. Criser and any other person pursuant to which Mr. Criser was appointed to the Board. As of the date of this filing, the Board has not determined whether it will appoint Mr. Criser to any committees of the Board. Mr. Criser is not a party to any transaction that would be required to be disclosed under Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    CAPITAL CITY BANK GROUP, INC.

Date:   July 3, 2018                                                    By: /s/ J. Kimbrough Davis

                                                                                          J. Kimbrough Davis

                                                                                          Chief Financial Officer